SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

COLUMBUS MCKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D     Charlotte   NC     28277

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number including area code: (716) 689-5400

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On July 11, 2023, the Board of Directors (the “Board”) of Columbus McKinnon Corporation (the “Company”) approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective the same day. The Amended and Restated Bylaws designate any state court located in the State of New York (a “New York Court”) (or, in the event that a New York Court does not have jurisdiction, a federal district court in the State of New York) as the exclusive forum for certain legal actions involving the Company unless the Company selects or consents to the selection of an alternative forum. The Board determined to amend the bylaws, which previously provided for exclusive forum in courts located in Erie County, New York, based in part from feedback from shareholders who, while recognizing the potential value of an exclusive forum provision generally, expressed concerns with limiting jurisdiction to only courts located in Erie County.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)                Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Columbus McKinnon Corporation, effective as of July 11, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman

Name:	Alan S. Korman

Title:	Senior Vice President Corporate Development,

General Counsel and Secretary

Dated:  July 11, 2023